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                                                                   EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the following Registration Statements of our reports dated March 15, 2005, with respect to the consolidated financial statements of Newpark Resources, Inc., Newpark Resources, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Newpark Resources, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

       Form S-8 No. 33-22291 (the Newpark Resources, Inc. 1988 Incentive Stock Option Plan);

       Form S-8 No. 33-54060 (the Newpark Resources, Inc. Amended and Restated 1988 Incentive Stock Option Plan);

       Form S-8 No. 33-62643 (the Newpark Resources, Inc. Amended and Restated 1988 Incentive Stock Option Plan, as amended);

       Form S-8 No. 33-83680 (the Newpark Resources, Inc. 1993 Non-Employee Directors' Stock Option Plan and the Newpark Resources, Inc. Amended and Restated 1988 Incentive Stock Option Plan, as amended);

       Form S-8 No. 333-07225 (the Newpark Resources, Inc. 1995 Incentive Stock Option Plan and the Newpark Resources, Inc. 1993 Non-Employee Directors' Stock Option Plan, as amended);

       Form S-8 No. 333-33624 (the Newpark Resources, Inc. 1999 Employee Stock Purchase Plan);

       Form S-8 No. 333-39948 (the Newpark Resources, Inc. 1995 Incentive Stock Option Plan, as amended);

       Form S-3 No. 333-39978 (shares of common stock issuable upon conversion of and as dividends on Series B Convertible Preferred Stock and upon exercise of a warrant);

       Form S-3 No. 333-53824 (shares of common stock issuable upon conversion of and as dividends on Series C Convertible Preferred Stock); and

       Form S-8 No. 333-228240 (the Newpark Resources, Inc. 2004 Non-Employee Directors' Stock Option Plan).

                                                           /s/ Ernst & Young LLP

New Orleans, Louisiana
March 15, 2005